Exhibit 1.1

$300,000,000

Veeco Instruments Inc.

2.70% Convertible Senior Notes due 2023

UNDERWRITING AGREEMENT

January 11, 2017

BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019

WELLS FARGO SECURITIES, LLC
375 Park Avenue 4th Floor
New York, New York 10152

As Representatives of the several
Underwriters named in Schedule I attached hereto

Ladies and Gentlemen:

Veeco Instruments Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the underwriters (the “Underwriters”) for whom Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), $300,000,000 in aggregate principal amount of its 2.70% Convertible Senior Notes due 2023 (the “Firm Notes”).  The Firm Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and the Prospectus (each as defined herein), and (ii) are to be issued pursuant to an Indenture (the “Base Indenture”) to be dated the Initial Closing Date (as defined below) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a Supplemental Indenture to be entered into between the Company and the Trustee (as so supplemented, the “Indenture”).  The Company also proposes to issue and sell to the Underwriters, not more than an additional $45,000,000 in aggregate principal amount of its 2.70% Convertible Senior Notes due 2023 (the “Additional Notes”) if and to the extent that the Underwriters shall have determined to exercise the right to purchase such 2.70% Convertible Senior Notes due 2023 granted to the Underwriters in Section 2(b) hereof.  The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes.”  The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Pricing Disclosure Package and the Prospectus) (the “Underlying Common Stock”) or a combination of cash and Common Stock, at the Company’s election, as set forth in the Pricing Disclosure Package and the Prospectus.  This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1.                                      Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)                                 An automatic shelf registration statement on Form S-3 (File No. 333-215499) relating to the Notes (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) has become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives.  As used in this Agreement:

(i)                                     “Applicable Time” means 8:45 P.M. (New York City time) on January 11, 2017;

(ii)                                  “Base Prospectus” means the base prospectus dated January 10, 2017 filed as part of the Registration Statement, in the form in which it has most recently been amended.

(iii)                               “Effective Date” means the date and time at which such registration statement, or the most recent post-effective amendment thereto, became, or is deemed to have become, effective in accordance with the rules and regulations under the Securities Act;

(iv)                              “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(v)                                 “Preliminary Prospectus” means any preliminary prospectus supplement relating to the Notes together with the Base Prospectus, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vi)                              “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (x) a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Prospectus and certain other information and (y) each other Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vii)                           “Prospectus” means the final prospectus supplement relating to the Notes together with the Base Prospectus, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)                           “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)                                 Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act), and is eligible to use Form S-3 for the offering of the Notes. The Company was not an “ineligible issuer” (as defined in Rule 405 of the Securities Act) at any such time or date.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Closing Date.

(c)                                  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Closing Date to the requirements of the Securities Act and the rules and regulations thereunder.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)                                 The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and (ii) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(e)                                  The Prospectus will not, as of its date or as of the applicable Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(f)                                   The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(h)                                 Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(i)                                     Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule IV hereto.  The Company has retained or will retain, in accordance with the Securities Act and the rules and regulations thereunder, all Issuer Free Writing Prospectuses that were not required to be filed pursuant to Rule 433 of the Securities Act.

(j)                                    Each of the Company and its subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  Each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  Other than (x) its minority interest in Kateeva, Inc. and (y) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for year ended December 31, 2015, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

(k)                                 The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws.  All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares for foreign subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)                                     The Company has all requisite corporate power and authority, to execute, deliver and perform its obligations under the Indenture.  The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Indenture has been qualified under the Trust Indenture Act in connection with the offer and sale of the Notes contemplated hereby, and the Indenture shall comply in all material respects of the Trust Indenture Act.  The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(m)                             The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes.  The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(n)                                 The Company has all requisite corporate power and authority to issue the Underlying Common Stock issuable upon conversion of the Notes.  The Underlying Common Stock (assuming (i) full physical settlement of the Notes upon conversion, (ii) the maximum conversion rate under any “make-whole” adjustment applies and (iii) the Underwriters exercise their option to purchase the Additional Notes in full) (the “Maximum Number of Underlying Securities”) has been duly and validly authorized by the Company and, if and when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Common Stock will not be subject to any preemptive or similar rights. The Underlying Common Stock will conform to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(o)                                 The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(p)                                 The issue and sale of the Notes and the issuance, if any, of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance by the Company of the Notes, the Indenture and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not individually or in the aggregate, have a Material Adverse Effect or have a material adverse effect on the ability to consummate the transactions contemplated hereby.

(q)                                 No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the issuance, if any, of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance by the Company of the Notes, the Indenture and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state and foreign securities laws in connection with the purchase and sale of the Notes by the Underwriters and the listing of the Maximum Number of Underlying Securities.

(r)                                    The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.

(s)                                   KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Pricing Disclosure Package and the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 6(f) hereof, are independent registered public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board; and Ernst & Young LLP, whose reports appear in the Pricing Disclosure Package and the Prospectus or are incorporated by reference and who have delivered the initial letter referred to in Section 6(g) hereof, were independent registered public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(t)                                    The Company on a consolidated basis maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii)

access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.  As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls.

(u)                                 (i) The Company on a consolidated basis maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(v)                                 Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP and the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(w)                               The Company and any officers and directors of the Company, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

(x)                                 Since the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or long-term debt  of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’

equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)                                 The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.  All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(z)                                  The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(aa)                          The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(bb)                          Except as disclosed in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement, the Indenture, the Notes or the consummation of any of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc)                            There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(dd)                          None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ee)                            The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ff)                              No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Pricing Disclosure Package and the Prospectus which is not so described.

(gg)                            No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(hh)                          Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)                                  (i) To the knowledge of the Company and its subsidiaries, there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) neither the Company nor any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (iii) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(jj)                                The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company or any of its subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)                          (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any of its ERISA Affiliates from the PBGC or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in

Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)                                  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(mm)                  The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(nn)                          Neither the Company nor any of its subsidiaries is, and as of the applicable Closing Date and, after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(oo)                          The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of Common Stock”, “Material Federal Income Tax Considerations”, and “Underwriting”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(pp)                          There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(qq)                          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(rr)                                The Company has not sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ss)                              The Company and its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(tt)                                The Company has not distributed and, prior to the later to occur of the applicable Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 4(a)(vi).

(uu)                          Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(vv)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any other applicable anti-bribery statute or regulation, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the FCPA and all other applicable anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ww)                      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.  The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(yy)                          The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase of the Notes by the Underwriters.

(a)                                 The Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Underwriters contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties, covenants and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.50% of the principal amount thereof, plus accrued interest from the Initial Closing Date to the date of payment, if any, the principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto.  The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b)                                 In addition, the Company hereby agrees, on the basis of the representations, warranties, covenants and agreements of the Underwriters contained herein and subject to all the terms and conditions set forth herein, to cover over-allotment sales in excess of the Firm Notes, to issue and sell to the Underwriters the Additional Notes, and the Underwriters shall have the right to purchase, severally and not jointly, up to $45,000,000 aggregate principal amount of Additional Notes at a purchase price referred to in the preceding paragraph, plus accrued interest from the Initial Closing Date to the date of payment, if any.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the principal amount of Additional Notes to be purchased by the Underwriters and the date on which such Additional Notes are to be purchased.  Unless otherwise agreed to by the Company, each purchase date must be at least one business day after the written notice is given and may not be earlier than the Initial Closing Date nor later than ten business days after the date of such notice. On each day, if any, that Additional Notes are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Notes (subject to such adjustments to eliminate fractional Notes as you may determine) that bears the same proportion to the total principal amount of Additional Notes to be purchased on such Option Closing Date as the principal amount of Firm Notes set forth in Schedule I opposite the name of such Underwriter bears to the total principal amount of Firm Notes.

3.                                      Delivery of the Notes and Payment Therefor.  Delivery to the Underwriters of and payment for the Firm Notes shall be made at the office of Davis Polk & Wardwell LLP, at 10:00 A.M., New York City time, on January 18, 2017.  The place of closing for the Firm Notes and the Closing Date may be varied by agreement between the Representatives and the Company. The time and date of such payment for such payment for the Firm Notes is referred to herein as the “Initial Closing Date.”

Payment for any Additional Notes shall be made to the Company against delivery of such Additional Notes for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the Option Closing Date.

The Notes will be delivered to the Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Underwriters at DTC.  The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 10:00 A.M., New York City time, on the second business day preceding the Initial Closing Date or the Option Closing Date, as the case may be.  The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 1:00 P.M., New York City time, on the business day immediately preceding the Initial Closing Date or the Option Closing Date, as the case may be.  The Initial Closing Date and any Option Stock Closing Date are sometimes each referred to as a “Closing Date”.

4.                                      Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)                                     To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Closing Date, except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)                                  To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)                               To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)                              To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(v)                                 Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi)                              Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii)                           To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)                        As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158); provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(ix)                              Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes and the Underlying Common Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Underlying Common Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)                                 For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus, not to, directly or indirectly, without the prior written consent of the Representatives on behalf of the Underwriters, (A) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than the shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, “Compensation Plans”) existing on the date hereof and disclosed in the Pricing Disclosure Package and the Prospectus or documents incorporated by reference therein or pursuant to currently outstanding options, warrants or rights not issued under one of those Compensation Plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than the grant of options and other equity awards pursuant to Compensation Plans existing on the date hereof and disclosed in the Pricing Disclosure Package and the Prospectus or documents incorporated by reference therein), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of the issuance of shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, and to cause each officer and director of the Company set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”). The foregoing restrictions described in this subsection (x) shall not apply to (i) the sale of the Notes or the issuance of any shares of the Underlying Common Stock or (ii) the sale or issuance of or entry by the Company into a binding agreement to sell or issue shares of Common Stock, or the public disclosure of the intention to sell or issue shares of Common Stock, in connection with one or more mergers or other acquisitions of businesses, property or other assets, provided that such sale, issuance, entry into a binding agreement or public disclosure shall be done with the prior written consent of Barclays Capital Inc.

(xi)                              Between the date hereof and the Initial Closing Date (both dates included), the Company will not do any act or thing which, had the Firm Notes then been in issue, would result in an adjustment to the conversion rate of the Notes.

(xii)                           To apply the net proceeds from the sale of the Notes being sold by the Company substantially in accordance with the description as set forth in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(xiii)                        To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiv)                       The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(xv)                          To use their best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(xvi)                       The Company agrees to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities.

(xvii)                    The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Notes.

(b)                                 Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

5.                                      Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) the listing of Maximum Number of Underlying Securities on The NASDAQ Global Select Market and/or any other exchange; (f) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount not to exceed $10,000); (g) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Notes; (h) the investor presentations on any “road show”, undertaken in connection with the marketing of the Notes (provided, however, that the Underwriters shall pay their own travel expenses in connection with the roadshow, if any) and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

6.                                      Conditions to Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Initial Closing Date or an Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)                                 No Underwriter shall have discovered and disclosed to the Company on or prior to the Initial Closing Date or such Option Closing Date, as the case may be, that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Morrison & Foerster LLP and the General Counsel of the Company shall have furnished to the Representatives their respective written opinions, addressed to the Underwriters and dated the Initial Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit B-1 and B-2, respectively.

(e)                                  The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated the Initial Closing Date or such Option Closing Date, as the case may be, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)                                   At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)                                  At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they were independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information during their engagement as auditor of the Company and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 With respect to the letter of KPMG LLP referred to in subsection (f) above and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the

Initial Closing Date or such Option Closing Date, as the case may be, (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)                                     With respect to the letter of Ernst & Young LLP referred to in subsection (g) above and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Initial Closing Date or such Option Closing Date, as the case may be, (i) confirming that they were independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)                                    The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)                                     That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Initial Closing Date or such Option Closing Date, as the case may be, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Initial Closing Date or such Option Closing Date, as the case may be;

(ii)                                  That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the

Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)                               That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Initial Closing Date or such Option Closing Date, as the case may be, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)                                 The Company shall have furnished to the Representatives a certificate, dated the date hereof and the Initial Closing Date or the Option Closing Date, as the case may be, in each case signed by its Chief Financial Officer, in form and substance satisfactory to the Representatives.

(l)                                     The Notes shall be eligible for clearance and settlement through DTC.

(m)                             The Company and the Trustee shall have executed and delivered the Indenture, and the Underwriters shall have received an original copy thereof, duly executed by the Company and the Trustee.

(n)                                 Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(o)                                 The Maximum Number of Underlying Securities shall have been duly listed, subject to notice of issuance, on the NASDAQ Global Select Market.

(p)                                 The Lock-Up Agreements between the Representatives and the officers and directors of the Company set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the Initial Closing Date or the Option Closing Date, as the case may be.

(q)                                 On or prior to the Initial Closing Date or such Option Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

The several obligations of the Underwriters to purchase Additional Notes hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date and other matters related to the issuance of such Additional Notes.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing

Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 7(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)                            Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)                                 If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) and 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing in the first two sentences under the caption “Underwriting—Commissions and Expenses” and in the first three sentences under the caption “Underwriting—Stabilization and Short Positions” in the Pricing Disclosure Package and the Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

8.                                      Defaulting Underwriters.

(a)                                 If, on the Initial Closing Date or an Option Closing Date, as the case may be, any Underwriter defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Notes, either the non-defaulting Underwriters or the Company may postpone the Initial Closing Date or an Option Closing Date, as the case may be, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term

“Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 8, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Initial Closing Date or an Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all Notes to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase on such date hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date or the Option Closing Date, as the case may be, pursuant to the terms of Section 2.

(c)                                  If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Initial Closing Date or on Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement, or, with respect to an Option Closing Date, the obligation of the Underwriters to purchase Additional Notes on such Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 5 and 10 and except that the provisions of Section 7 shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

9.                                      Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company if after the execution and delivery of this Agreement and prior to the Initial Closing Date or, in the case of any Additional Notes, prior to the relevant Option Closing Date (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered on the Initial Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

10.                               Reimbursement of Underwriters’ Expenses.  If (a) the Company shall fail to tender the Notes for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11.                               Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.`

12.                               No Fiduciary Duty.  The Company acknowledges and agrees that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

13.                               Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)         if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and (ii) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (Fax: (212) 214-5918); and

(b)         if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Gregory A. Robbins (Fax: 516-677-0380).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

14.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.                               Survival.  The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16.                               Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

17.                               Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and each of the Underwriters agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

18.                               Waiver of Jury Trial.  The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.                               Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

VEECO INSTRUMENTS INC.

By:	/s/ Shubham Maheshwari
	Name:	Shubham Maheshwari
	Title:	Executive Vice President and Chief Financial Officer

Accepted:

BARCLAYS CAPITAL INC.
WELLS FARGO SECURITIES, LLC

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:	/s/ David Levin
Authorized Representative

By WELLS FARGO SECURITIES, LLC

By:	/s/ Adam Bilali
Authorized Representative

SCHEDULE I

Underwriters	Aggregate Principal Amount of Firm Notes
Barclays Capital Inc.	200,000,000
Wells Fargo Securities, LLC	100,000,000
Total	$300,000,000

SCHEDULE III

FORM OF PRICING TERM SHEET

PRICING TERM SHEET

The information in this pricing term sheet supplements the Preliminary Prospectus Supplement, dated January 10, 2017 (the “Preliminary Prospectus”), related to Veeco Instruments Inc.’s offering of its 2.70% Convertible Senior Notes due 2023 (the “Notes”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. Veeco Instruments Inc. has increased the size of the offering to $300,000,000 (or $345,000,000 if the underwriters’ over-allotment option is exercised in full). The final prospectus supplement relating to the offering will reflect conforming changes relating to such increase in the size of the offering.

Issuer:	Veeco Instruments Inc.

Ticker / Exchange for Common Stock:	“VECO” / NASDAQ Global Select Market

Pricing Date:	January 11, 2017

Trade Date:	January 12, 2017

Closing Date:	January 18, 2017

Aggregate Principal Amount of Notes Offered:	$300,000,000 (or $345,000,000 if the underwriters’ over-allotment option is exercised in full).

Issue Price:	100%

Maturity:	January 15, 2023, unless earlier repurchased, redeemed or converted

Interest Rate:	2.70% per annum from January 18, 2017

Interest Payment Dates:	January 15 and July 15, beginning July 15, 2017

Ranking:

Senior unsecured obligations ranking:

•             senior in right of payment to any of the Issuer’s indebtedness that is expressly subordinated in right of payment to the Notes;

•             equal in right of payment to any of the Issuer’s unsecured indebtedness that is not so subordinated (including the Issuer’s unsecured trade payables);

•             effectively junior in right of payment to any of the Issuer’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•             structurally junior to all indebtedness and other liabilities (including trade payables) of the Issuer’s subsidiaries.

Last Reported Sale Price on January 11, 2017:	$27.80 per share of the Issuer’s common stock

Conversion Premium:	Approximately 44.0% above the Last Reported Sale Price on January 11, 2017

Initial Conversion Rate:	24.9800 shares of the Issuer’s common stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $40.03 per share of the Issuer’s common stock

Redemption:

The Issuer may not redeem the Notes prior to January 20, 2021. The Issuer may redeem for cash all or any portion of the Notes, at the Issuer’s option, on or after January 20, 2021 if the last reported sale price of the Issuer’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Issuer provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes.

Use of Proceeds:

The Issuer estimates that the proceeds from this offering will be approximately $291.5 million (or $335.4 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses payable by the Issuer.

The Issuer intends to use the net proceeds from this offering to fund potential acquisitions, to repurchase shares and for other general corporate purposes.

Price to the Public, Underwriting Discounts and Proceeds:	The following table shows the price to the public, underwriting discounts and commissions and proceeds to the Issuer (before expenses):

		Per Note	Total
	Price to the public(1)	100%	$300,000,000
	Underwriting discounts and commissions	2.5%	$7,500,000
	Proceeds to Veeco Instruments Inc. (before expenses)	97.5%	$292,500,000

(1) Plus accrued interest, if any, from January 18, 2017.

Joint Book-Running Managers:	Barclays, Wells Fargo Securities

CUSIP Number:	922417 AD2

ISIN:	US922417AD23

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change or a Notice of Redemption:

If the effective date of a make-whole fundamental change occurs prior to the maturity date of the Notes or the Issuer give a notice of redemption with respect to any or all of the Notes and, in each case, a holder elects to convert its Notes in connection with such make-whole fundamental change or redemption notice, the following table sets forth the number of additional shares of the Issuer’s common stock by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date set forth below:

Stock Price

Effective Date	$27.80	$30.00	$40.03	$52.04	$60.00	$80.00	$105.00	$130.00	$155.00	$180.00	$205.00	$230.00
January 18, 2017	10.9912	9.5897	5.5421	3.2343	2.3709	1.2013	0.5715	0.2804	0.1311	0.0516	0.0106	0.0000
January 15, 2018	10.9912	9.3492	5.2278	2.9456	2.1160	1.0278	0.4682	0.2193	0.0955	0.0318	0.0016	0.0000
January 15, 2019	10.9912	9.1378	4.8842	2.6183	1.8274	0.8372	0.3605	0.1591	0.0627	0.0152	0.0000	0.0000
January 15, 2020	10.9912	8.9026	4.4525	2.2087	1.4731	0.6179	0.2469	0.1007	0.0335	0.0025	0.0000	0.0000
January 15, 2021	10.9912	8.6028	3.8503	1.6562	1.0142	0.3655	0.1336	0.0500	0.0115	0.0000	0.0000	0.0000
January 15, 2022	10.9912	8.3533	2.8921	0.8470	0.4026	0.1020	0.0385	0.0135	0.0000	0.0000	0.0000	0.0000
January 15, 2023	10.9912	8.3533	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective date may not be set forth in the table above, in which case:

•                                          If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares of the Issuer’s common stock by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                                          If the stock price is greater than $230.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares of the Issuer’s common stock will be added to the conversion rate.

•                  If the stock price is less than $27.80 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares of the Issuer’s common stock will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 35.9712 shares of the Issuer’s common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus, dated January 10, 2017 and a preliminary prospectus supplement, dated January 10, 2017) with the Securities and Exchange Commission, or SEC, for the offering of the Notes. Before you invest, you should read the Preliminary Prospectus

Supplement, the accompanying Prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of the Notes. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, a copy of the Preliminary Prospectus can be obtained by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-888-603-5847 or by email at barclaysprospectus@broadridge.com, or from Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department, or by telephone at 1-800-326-5897, or by email at cmclientsupport@wellsfargo.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities, in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT A

FORM OF LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, New York 10019

WELLS FARGO SECURITIES, LLC
375 Park Avenue 4th Floor

New York, New York 10152

As Representatives of the several

Underwriters named in Schedule I,

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of the 2.70% Convertible Senior Notes due 2023 (the “Notes”). The Notes will be convertible into cash, shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Veeco Instruments Inc., a Delaware corporation (the “Company”), or a combination of cash and shares of Common Stock, and that the Underwriters propose to reoffer the Notes to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Wells Fargo Securities, LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or

Exhibit A-1

exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering. The foregoing sentence shall not apply to transfers of shares of Common Stock made by the undersigned by gift to members of the undersigned’s family or trusts for the benefit of members of the undersigned’s family provided that (i) the recipient of such gift shall be subject to the terms of this Lock-Up Letter Agreement to the same extent as the undersigned and (ii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Notes, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-2